                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 AMENDMENT NO. 1
                              TO ORIGINAL FORM 8-K
                            FILED ON JANUARY 14, 1998

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): DECEMBER 31, 1997

                      STATE FINANCIAL SERVICES CORPORATION
             (exact name of registrant as specified in its charter)

         WISCONSIN                0-18166                 39-1489983
      (State of other           (Commission            (I.R.S. Employer
      jurisdiction of           File Number)           Identification No.)
      Incorporation)

                           10708 WEST JANESVILLE ROAD
                             HALES CORNERS, WI 53130
          (address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (414) 425-1600

--------------------------------------------------------------------------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         ACQUISITION OR DISPOSITION OF ASSETS. On December 31, 1997, State Financial Services Corporation (the "Company") completed its acquisition of Richmond Bancorp, Inc. and its two wholly-owned subsidiaries, Richmond Bank and Richmond Financial Services, Inc. (collectively referred to as "Richmond").

         Details of the Richmond acquisition were set forth in the Company's original Form 8-K filed in regards to this transaction on January 14, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS. Rule 3-05(b) of Regulation S-X sets forth the periods for which financial statements of businesses acquired are to be furnished. In the case of Richmond, Rule 3- 05(b)(2)(ii) of Regulation S-X would apply as Richmond's consolidated total assets at December 31, 1997 comprise 28.5% percent of the Company's consolidated total assets, exclusive of Richmond, as of the same date. Accordingly, the following financial statements are filed as a part of this Report or, where so indicated, have previously been filed with the Commission by the Company and are incorporated herein by reference:

             DESCRIPTION                               INCORPORATED BY REFERENCE
                                                       FROM

             Richmond's Audited Financial Statements   FILED HEREWITH
             and Report of Independent Auditors as of
             December 31, 1997.

         (b) PRO FORMA FINANCIAL INFORMATION. The following Pro Forma Financial
Statements are filed as part of this report.

             DESCRIPTION                               INCORPORATED BY REFERENCE
                                                       FROM
             The Company's and Richmond's Pro Forma    FILED HEREWITH
             Condensed Consolidated Balance Sheet
             dated December 31, 1997, Pro Forma Condensed
             Consolidated Statements of Income for the
             year ended December 31, 1997, and
             Accompanying Footnotes thereto.

         (c) EXHIBITS. Filed as Exhibits to this Report are the following:


   EXHIBIT   DESCRIPTION                               INCORPORATED BY REFERENCE
                                                       FROM

      2.1    Agreement and Plan of Merger, dated as of The Company's Form 8-K filed with
             November 4, 1997, among State Financial   the Commission on January 14, 1998.
             Services Corporation, RBI, Inc. and
             Richmond Bancorp, Inc. (Pursuant to Item
             601 (b(2) of Regulation S-K, the Company
             has excluded from Exhibit 2.1 the exhibits
             and disclosure schedules to the Agreement
             and Plan of Merger.  The Company agrees
             to furnish copies of such documents to the
             Commission upon request).


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, State Financial Services Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Date:    March 12, 1998            STATE FINANCIAL SERVICES CORPORATION


                                            by:   /s/ Michael A. Reindl
                                                  ------------------------------
                                                  Michael A. Reindl,
                                                  Senior Vice President,
                                                  Controller and Chief Financial
                                                  Officer

STATE FINANCIAL SERVICES CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 1997


                                                                             As Reported
                                                            ----------------------------------------------     --------------------
                                                                                                                          Pro Forma
ASSETS                                                         State Financial (1)            Richmond (1)             Consolidated
                                                            ----------------------      ------------------             ------------
  Cash and due from banks                                   $               27,506      $            2,808     $             27,506
  Federal funds sold                                                        11,274                   4,865                   11,274
  Investment securities - held-to-maturity                                  20,997                       0                   20,997
  Investment securities - available-for-sale                                74,254                  25,593                   74,254
  Loans held for sale                                                            0                   1,328                        0
  Loans                                                                    267,819                  49,725                  267,819
  Less allowance for loan losses                                             3,306                     678                    3,306
                                                            ----------------------      ------------------     --------------------
  Net loans                                                                264,513                  49,047                  264,513
  Premises and equipment                                                     6,915                   2,132                    6,915
  Accrued interest receivable                                                2,944                     668                    2,944
  Intangible assets                                                          7,931                   6,248                    7,931
  Other assets                                                               4,944                     745                    4,944
                                                            ----------------------      ------------------     --------------------
                                                            $              421,278      $           93,434     $            421,278
                                                            ======================      ==================     ====================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits:
    Demand                                                  $               69,170      $            8,487     $             69,170
    Savings                                                                 83,760                   7,659                   83,760
    Money market                                                            89,854                  18,825                   89,854
    Other time                                                             124,708                  44,951                  124,708
                                                            ----------------------      ------------------     --------------------
  Total deposits                                                           367,492                  79,922                  367,492
  Notes payable                                                              5,300                   1,400                    5,300
  Securities sold under agreements to repurchase                             4,850                       0                    4,850
  Accrued expenses and other liabilities                                     3,214                     564                    3,214
  Accrued interest payable                                                   1,874                     682                    1,874
                                                            ----------------------      ------------------     --------------------
  Total liabilities                                                        382,730                  82,568                  382,730

  Stockholders' equity
    Common Stock
      Common Stock - State Financial                                           387                                              387
      Capital surplus - State Financial                                     28,964                                           28,964
      Common Stock - Richmond                                                    0                       1                        0
      Capital surplus - Richmond                                                 0                  10,895                        0
    Retained earnings                                                        9,787                                            9,787
    Net unrealized holding loss on securities                                                                                     0
       available-for-sale                                                      889                    (30)                      889
    Less:  Guaranteed ESOP obligation                                      (1,479)                                          (1,479)
                                                            ----------------------      ------------------     --------------------
                                                                            38,548                  10,866                   38,548
                                                            ----------------------      ------------------     --------------------
                                                            $              421,278      $           93,434     $            421,278
                                                            ======================      ==================     ====================

STATE FINANCIAL SERVICES CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME(UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 1997

                                                         As Reported
                                           ----------------------------------------
                                                                                              Pro Forma                 Pro Forma
                                           State Financial (1)         Richmond (1)          Adjustments              Consolidated
                                           -------------------    -----------------    -----------------------    ------------------
Interest income:
  Loans                                    $            19,869    $           5,048    $                          $         24,917
  Investment securities
    Taxable                                              3,346                1,542                 (420) (2d)               4,468
    Tax-exempt                                             839                    0                                            839
  Federal funds sold                                       148                   72                                            220
                                           -------------------    -----------------    -----------------          ----------------
Total interest income                                   24,202                6,662                 (420)                   30,444

Interest expense:
  Deposits                                               9,078                3,702                                         12,780
  Notes payable and other borrows                          444                  113                  279  (2c)                 836
                                           -------------------    -----------------    -----------------          ----------------
Total interest expense                                   9,522                3,815                  279                    13,616
                                           -------------------    -----------------    -----------------          ----------------
Net interest income                                     14,680                2,847                 (699)                   16,828
Provision for loan losses                                  330                  640                                            970
                                           -------------------    -----------------    -----------------          ----------------
Net interest income after provision
  for loan losses                                       14,350                2,207                 (699)                   15,858
Other income:
  Service charges on deposit accounts                    1,032                  334                                          1,366
  Merchant services                                      1,141                    0                                          1,141
  Commission revenue                                                            343                                            343
  Fees from sale of loans                                                       720                                            720
  Other                                                  1,203                  208                                          1,411
                                           -------------------    -----------------    -----------------          ----------------
                                                         3,376                1,605                                          4,981

Other expenses:
  Salaries and employee benefits                         4,874                1,838                                          6,712
  Net occupancy expense                                  2,105                  593                   12  (2b)               2,710
  Data processing                                          783                  153                                            936
  Legal and professional                                   295                    0                                            295
  Merchant services                                        917                  n/a                                            917
  Advertising                                              366                   49                                            415
  Costs related to acquisition                             n/a                  305                 (305) (2e)                   0
  Other                                                  1,853                  871                  417  (2a)               3,141
                                           -------------------    -----------------    -----------------          ----------------
                                                        11,193                3,809                  124                    15,126
                                           -------------------    -----------------    -----------------          ----------------
Income (loss) before income taxes                        6,533                    3                 (823)                    5,713
Income taxes                                             2,159                   27                 (169)  (3)               2,017
                                           -------------------    -----------------    -----------------          ----------------
Net income (loss)                          $             4,374    $             (24)   $            (654)          $         3,696
                                           ===================    =================    =================           ===============
Earnings per share
  Basic                                    $              1.16                                                     $          0.98
  Weighted average shares outstanding                3,783,713                                                           3,783,713
  Diluted                                  $              1.14                                                     $          0.97
  Weighted average shares outstanding                3,826,671                                                           3,826,671


STATE FINANCIAL SERVICES CORPORATION
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


(1) State Financial Services Corporation (the "Company") completed its acquisition of Richmond Bancorp, Inc., its subsidiary Richmond Bank and its affiliate, Richmond Financial Services, Inc. on December 31, 1997 (collectively referred to as "Richmond"). Holders of Richmond common stock received cash consideration totaling $10,787,495 in exchange for their shares of Richmond Bancorp, Inc. and Richmond Financial Services, Inc.

         Because the Richmond acquisition was consummated on December 31, 1997, the amounts set forth in this report under the "State Financial" column heading of the Pro Forma Consolidated Balance Sheet (Unaudited) include the assets and liabilities of Richmond, adjusted for the effects of purchase accounting. The amounts set forth in this report under the "Richmond" column heading of the Pro Forma Consolidated Balance Sheet (Unaudited) are set forth for informational purposes to demonstrate the applicable categorical amounts which Richmond added to the Company's December 31, 1997 Consolidated Balance Sheet. The Richmond amounts have also include the purchase accounting adjustments resulting from the transaction which are set forth below.

         Under purchase accounting, Richmond's assets and liabilities are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been determined by SFSC based upon available information. The following sets forth the purchase accounting adjustments made to reflect Richmond's estimated fair values at December 31, 1997. These amounts are included in the amounts set forth for "State Financial", "Richmond", and "Pro Forma Consolidated" in the Pro Forma Consolidated Balance Sheet (Unaudited).





Purchase price of Richmond                                         $     10,787
SFSC Acquisition Costs                                                      109
                                                                   ------------
                                                                   $     10,896
                                                                   ============



Historical net assets of Richmond @ at 12/31/97                    $      4,307

Fair market value adjustments as of December 31, 1997 based upon actual figures:

Land                                                                        101
Building                                                                    390
Cost in excess of net assets of business acquired                         6,249
Less: Deferred tax liability provided on write-up of building              (151)
                                                                   ------------
                                                                   $     10,896
                                                                   ============

         Application of purchase accounting principles require the Company to include the results of Richmond from the date of acquisition to the end of the applicable reporting period. Because the Richmond acquisition was consummated on December 31, 1997, no operating results of Richmond are included in the amounts set forth in this report under the "State Financial" column heading of the Pro Forma Consolidated Statements of Income (Unaudited). The "Pro Forma Consolidated" column heading of the Pro Forma Consolidated Statements of Income (Unaudited) combines the categorical figures for "State Financial", "Richmond" and "Pro Forma Adjustments" to result in the Company's pro forma consolidated operating results as if the Richmond acquisition had occurred effective January 1, 1997.

STATE FINANCIAL SERVICES CORPORATION
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


(2) For purposes of determining the pro forma effect of the Richmond acquisition on the Company's Consolidated Statement of Income, the following pro forma adjustments have been made as if the acquisition had occurred as of January 1, 1997.

         For the year ended December 31, 1997

              (a) Amortization of cost in excess of net assets acquired                          $ 417
                   --Richmond (15 years straight line)

              (b) Depreciation on Building FMV Adjustment                                           12
                   --Richmond (31.5 years straight line)
              (c) Interest expense on notes payable for one year                                   279
                   $3,900 million at 7.16% APR
              (d) Foregone interest income on investment securities                                420
                   liquidated to finance acquisition for one year
                   $6,996 @ average annual investment yield of 6.00%
              (e) One time acquisition costs incurred by Richmond in                              (305)
                   regards to its acquisition by the Company



(3) The following table sets forth the tax benefits of the pro forma adjustments to the Consolidated Statements of Income. All adjustments assume a 39.21% marginal tax rate.


          Tax benefit on building FMV adjustment                     $  5
          Tax benefit on notes payable interest expense               109
          Tax benefit on foregone investment interest income          165
                                                                ---------
          Total tax benefit on pro forma adjustments                                              279


For the year ended December 31, 1997, Richmond operated as an "S" Corporation for corporate income tax purposes. If the Richmond acquisition had been effective January 1, 1997, Richmond would not have qualified as an "S"
Corporation and accordingly would have been subject to federal and state income tax. The following sets forth Richmond's pro forma tax liability for the year ended December 31, 1997 if it had operated as a "C" Corporation.


          Richmond net loss as reported for the year
           ended December 31, 1997                                 ($  24)
          Plus: Costs incurred in acquisition                         305
                                                                ---------
          Pro forma Richmond net income                               281
          Marginal tax rate                                        39.21%
          Pro forma income tax expense                                                            (110)
                                                                                ----------------------
          Total pro forma income tax                                                              $169
                                                                                ======================

         The amortization of cost in excess of net assets acquired is not deductible for tax purposes. The recapture of costs incurred in acquisition are not tax effected as these expenses were not deductible for tax purposes.

                     RICHMOND BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

                                C O N T E N T S





INDEPENDENT AUDITOR'S REPORT                                                1


CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated balance sheet                                             2

     Consolidated statement of income                                       3

     Consolidated statement of stockholders' equity                         4

     Consolidated statement of cash flows                               5 - 6

     Notes to consolidated financial statements                        7 - 17

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Richmond Bancorp, Inc. and Subsidiaries
Richmond, Illinois

We have audited the accompanying consolidated balance sheet of Richmond Bancorp, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Richmond Bancorp, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ McGladery & Pullen, LLP
Schaumburg, Illinois
February 16, 1998

RICHMOND BANCORP, INC. AND SUBSIDIARIES



 CONSOLIDATED BALANCE SHEET

                                                                                                 POSTACQUISITION
                                                                                                  DECEMBER 31,
 ASSETS                                                                                               1997
 ----------------------------------------------------------------------------------------------------------------
 Cash and due from banks                                                                    $           2,808,036
 Securities available for sale                                                                         25,593,616
 Federal funds sold                                                                                     4,865,000
 Loans held for sale                                                                                    1,327,526
 Loans, net of allowance for loan losses of $678,235                                                   49,046,753
 Premises and equipment                                                                                 2,131,733
 Accrued interest receivable                                                                              668,066
 Intangible assets                                                                                      6,248,332
 Other assets                                                                                             744,747
                                                                                            ---------------------

                                                                                            $          93,433,809
                                                                                            =====================

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Liabilities
   Deposits:
     Noninterest bearing                                                                    $           8,486,655
     Interest bearing                                                                                  71,434,994
                                                                                            ---------------------
                                                                                                       79,921,649

RICHMOND BANCORP, INC. AND SUBSIDIARIES




   Note payable                                                                                         1,400,000
   Accrued interest                                                                                       682,467
   Other liabilities                                                                                      564,231
                                                                                            ---------------------
                                                                                                       82,568,347
                                                                                            ---------------------

 Stockholders' Equity
   Common stock; $1 par value, authorized and issued 1,000 shares                                           1,000
   Additional paid-in capital                                                                          10,895,101
   Unrealized loss on securities available for sale, net  of taxes of $20,426                             -30,639
                                                                                            ---------------------
                                                                                                       10,865,462
                                                                                            ---------------------

                                                                                            $          93,433,809
                                                                                            =====================


See Notes to Consolidated Financial Statements.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
AND RICHMOND FINANCIAL, INC.


 CONSOLIDATED STATEMENT OF INCOME

                                                                                                  PREACQUISITION
                                                                                                    YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                                                       1997
 ----------------------------------------------------------------------------------------------------------------

 Interest income on:
   Loans                                                                                    $           5,048,205
   Securities available for sale                                                                        1,542,140
   Federal funds sold                                                                                      72,067
                                                                                            ---------------------
           Total interest income                                                                        6,662,412
                                                                                            ---------------------

 Interest expense on:
   Deposits                                                                                             3,702,426
   Note payable                                                                                           113,061
                                                                                            ---------------------
           Total interest expense                                                                       3,815,487
                                                                                            ---------------------

           NET INTEREST INCOME                                                                          2,846,925

 Provision for loan losses                                                                                639,500
                                                                                            ---------------------

           NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                          2,207,425
                                                                                            ---------------------

 Other income:
   Service charges and other fees                                                                         334,395


RICHMOND BANCORP, INC. AND SUBSIDIARIES
AND RICHMOND FINANCIAL, INC.




   Commission revenue                                                                                     343,258
   Fees from sale of loans                                                                                718,746
   Securities gains                                                                                         3,687
   Other                                                                                                  204,545
                                                                                            ---------------------
                                                                                                        1,604,631
                                                                                            ---------------------

 Other expenses:
   Salaries and employee benefits                                                                       1,837,779
   Occupancy expense                                                                                      592,704
   Costs related to sale                                                                                  305,160
   Other                                                                                                1,072,693
                                                                                            ---------------------
                                                                                                        3,808,336
                                                                                            ---------------------

           INCOME BEFORE INCOME TAXES                                                                       3,720

 Income taxes                                                                                              27,359
                                                                                            ---------------------

           NET (LOSS)                                                                       $             -23,639
                                                                                            =====================


See Notes to Consolidated Financial Statements.

RICHMOND BANCORP, INC. AND SUBSIDIARIES



 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
 YEAR ENDED DECEMBER 31, 1997



                                                                                                    Unrealized
                                                                                                    Gain (Loss)
                                                                  Additional                       on Securities
                                                     Common        Paid-in          Retained       Available for
                                                     Stock         Capital          Earnings         Sale, Net          Total
 ---------------------------------------------------------------------------------------------------------------------------------

 Balance, December 31, 1996                       $     1,000    $     483,990    $  4,008,757    $     (213,989)   $    4,279,758

   Net (loss)                                               -                -         -23,639                 -           -23,639
   Cash dividends                                           -                -        -162,723                 -          -162,723
   Net change in unrealized gains and losses
     on securities available for sale, net                  -                -               -           183,350           183,350
                                                ----------------------------------------------------------------------------------


RICHMOND BANCORP, INC. AND SUBSIDIARIES



Balance, December 31, 1997, preacquisition              1,000          483,990        3,822,395           -30,639        4,276,746

   Postacquisition transaction:
     Effect of pushdown accounting in relation
       to purchase of Richmond Bancorp, Inc.                -       10,411,111       -3,822,395                 -        6,588,716
                                                -----------------------------------------------------------------------------------

Balance, December 31, 1997, postacquisition        $    1,000    $  10,895,101    $           -    $      -30,639   $   10,865,462
                                                ===================================================================================



See Notes to Consolidated Financial Statements.

RICHMOND BANCORP, INC. AND SUBSIDIARIES



 CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                PREACQUISITION
                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                                     1997
 -----------------------------------------------------------------------------------------------------------------

 Cash Flows From Operating Activities
   Net (loss)                                                                                      $       23,639
   Adjustments to reconcile net (loss) to net cash
     provided by operating activities:
     Depreciation                                                                                         301,930
     Amortization, net                                                                                    252,119
     Provision for loan losses                                                                            639,500
     Deferred income taxes                                                                               -112,528
     Securities gains, net                                                                                 -3,687

RICHMOND BANCORP, INC. AND SUBSIDIARIES



     Proceeds from sales of loans held for sale                                                        52,115,915
     Originations of loans held for sale                                                              -51,211,140
     (Increase) decrease in:
       Accrued interest payable                                                                            93,902
       Cash value of life insurance                                                                       -53,147
       Other assets                                                                                      -403,055
       Accrued interest receivable                                                                        -24,027
       Other liabilities                                                                                 -189,812
                                                                                            ---------------------
             NET CASH PROVIDED BY OPERATING ACTIVITIES                                                  1,382,331
                                                                                            ---------------------

 Cash Flows From Investing Activities
   Proceeds from sale of securities available for sale                                                  8,256,173
   Proceeds from maturities of securities available for sale                                            4,750,000
   Purchase of securities available for sale                                                          -15,047,502
   Increase in Federal funds sold                                                                        -190,000
   Loans originations, net                                                                             -4,368,266

RICHMOND BANCORP, INC. AND SUBSIDIARIES


   Purchase of premises and equipment                                                                    (101,473)
   Proceeds from sale of cash value of life insurance                                                   1,321,720
                                                                                            ---------------------
             NET CASH (USED IN) INVESTING ACTIVITIES                                                   -5,379,348
                                                                                            ---------------------

 Cash Flows From Financing Activities
   Net increase (decrease) in:
      Interest-bearing deposits                                                                         3,156,435
      Noninterest bearing deposits                                                                       -387,745
   Cash dividends                                                                                        -162,723
                                                                                            ---------------------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                                                    2,605,967
                                                                                            ---------------------

           (Decrease) in cash and due from banks                                                       -1,391,050

 Cash and due from banks:
   Beginning                                                                                            4,199,086
                                                                                            ---------------------

RICHMOND BANCORP, INC. AND SUBSIDIARIES


   Ending                                                                                            $  2,808,036
                                                                                            =====================

                                   (Continued)

RICHMOND BANCORP, INC. AND SUBSIDIARIES

                                                                                                PREACQUISITION
                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                                     1997
 -----------------------------------------------------------------------------------------------------------------
 Supplemental Disclosures of Cash Flow Information
   Cash payments for:
     Interest paid to depositors                                                            $           3,608,524
     Interest paid on note payable                                                                        128,200
     Income taxes                                                                                          71,216

 Preacquisition Supplemental Schedule of Noncash Investing and Financing
   Activities Net change in unrealized (losses) on securities available for
   sale, net of related income taxes of $(122,235)                                          $             183,350

 Postacquisition Supplemental Schedule of Noncash Investing Activities
   Net effect of pushdown accounting in relation to purchase of
     Richmond Bancorp, Inc. and Richmond Financial Services, Inc.
     Write-up of premises to fair market value                                              $             491,351
     Goodwill                                                                                           6,248,332
     Deferred tax liability provided for write-up of premises to fair market value                        150,967
     Additional paid-in capital                                                                         6,588,716

RICHMOND BANCORP, INC. AND SUBSIDIARIES


                See Notes to Consolidated Financial Statements.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 N1t
 NATURE OF BUSINESS, PURCHASE OF RICHMOND BANCORP, INC. AND
           RICHMOND FINANCIAL SERVICES, INC. AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: Richmond Bancorp, Inc., through one of its subsidiaries, Richmond Bank, provides a full range of financial services to its customers located throughout northeastern Illinois and southeastern Wisconsin. The other subsidiary of Richmond Bancorp, Inc., Richmond Financial Services, Inc. provides financial products and services to a similar customer base. Richmond Bank's subsidiary, State Financial Insurance Agency provides insurance services.

Principles of consolidation: The accompanying consolidated financial statements include the consolidated financial statements of Richmond Bancorp, Inc. (Bancorp) and its wholly owned subsidiaries, Richmond Financial Services, Inc. (Financial) and Richmond Bank (Bank). The financial statements of the bank's wholly owned subsidiary, State Financial Insurance Agency (State) are also included. Collectively, the above are referred to as Company. All significant intercompany balances and transactions have been eliminated in the consolidation.

Basis of presentation: On December 31, 1997, State Financial Services Corporation purchased the stock of Richmond Bancorp, Inc. and Richmond Financial Services, Inc. for $10,787,495. An additional $108,606 of acquisition costs were incurred in relation to the purchase. The purchase price and resulting new accounting basis of the assets acquired was pushed-down to the acquired entity, with the net effect on the financial statements of Richmond Bancorp, Inc. being the write-up of the premises to its fair value, the recognition of a deferred tax liability for the portion of the write-up relating to the building and the recognition of intangible assets representing the excess of the total acquisition cost over the fair value of the net assets acquired of $6,248,332 which will be amortized over 15 years by the straight-line method.

Subsequent to the purchase, Richmond Financial Services, Inc. was merged into Richmond Bancorp, Inc. The assets and liabilities of the insurance services portion of Richmond Financial Services, Inc. were transferred to a newly formed subsidiary of Richmond Bank, State Financial Insurance Agency. This reorganization among entities under common control has been accounted for under historical cost in a manner similar to a pooling of interests and accordingly the results of operations for the year ended December 31, 1997, includes both entities.

This change in ownership occurred as of December 31, 1997. The financial statements captioned preacquisition include those when Bancorp was owned by prior stockholders and the financial statement captioned postacquisition presents Bancorp after it was acquired by State Financial Services Corporation.

Accounting estimates: The accounting and reporting policies of the Company conform to generally accepted accounting principles. The preparation of financial statements in conformity with generally

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates which are particularly susceptible to change in a short period of time include the determination of allowance for loan losses.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.   NATURE OF BUSINESS, PURCHASE OF RICHMOND BANCORP, INC. AND
          RICHMOND FINANCIAL SERVICES, INC. AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Securities available for sale: Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors.

Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of the related deferred tax effect. The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income.

Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Declines in the fair value of individual securities classified as available for sale below their amortized cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value with the resulting write-downs included in current earnings as realized losses.

Loans and allowance for loan losses: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for loan losses. Interest on loans is accrued over the term of the loan based on the amount of principal outstanding. For impaired loans accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Interest income is subsequently recognized only to the extent cash payments are received and the principal is considered fully collectible.

Unearned interest on discounted loans is amortized to income over the life of the loans using the interest method. Loan origination and commitment fees are deferred and amortized as an adjustment of the related loan's yield. All associated costs are expensed as incurred since any amounts computed on a deferral basis would not be materially different from that resulting from the present basis. The Bank is generally amortizing these amounts over the contractual life of the loan. Fees related to standby letters of credit are recognized when received.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowance for loan losses, and may require the Banks to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.   NATURE OF BUSINESS, PURCHASE OF RICHMOND BANCORP, INC. AND
          RICHMOND FINANCIAL SERVICES, INC. AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Commercial loans less than $100,000, residential real estate mortgages, home equity loans and installment loans are considered small balance homogenous loan pools and as such are not evaluated for purposes of impairment. All other loans are specifically evaluated for impairment. Loans are considered impaired when, based on current information and events, it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. The impairment is measured based on the present value of expected future cash flows, or alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral-dependent and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

Loans held for sale: Loans held for sale are those loans the Bank has the intent to sell in the foreseeable future. They are carried at the lower of aggregate cost or market value. Gains and losses on sales of loans are recognized at settlement dates and are determined by the difference between the sales proceeds and the carrying value of the loans. All sales are made without recourse.

Premises and equipment: Premises and equipment are stated at cost. Depreciation is computed principally by accelerated methods for furniture and equipment and by the straight-line method for premises based on their estimated useful lives.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Presentation of cash flows: For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank and deposits are reported net.

Revenue recognition: Revenue from insurance policies is recognized when the policy goes into effect, the premium due under the policy can be reasonably estimated and the premium is billable to the client. Revenue from the sale of financial products and services is recognized upon execution of the sale and fulfillment of services.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value of financial instruments: The Company's assets and liabilities including financial instruments, were adjusted to fair value upon the recognition of the push-down bases of accounting. There are no significant differences between carrying value and fair value of the Company's financial instruments.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.   NATURE OF BUSINESS, PURCHASE OF RICHMOND BANCORP, INC. AND
          RICHMOND FINANCIAL SERVICES, INC. AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting for transfers and servicing of financial assets and extinguishment of liabilities: Financial Accounting Standards Board Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (FAS 125) distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interest in the transferred assets is received in exchange. FAS 125 also established standards on the initial recognition and measurement of servicing assets and other retained interests and servicing liabilities, and their subsequent measurement.

FAS 125 requires that debtors reclassify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. In addition, FAS 125 requires that a liability be derecognized only if the debtor is relieved of its obligation through payment to the creditor or by being legally released from being the primary obligor under the liability either judicially or by the creditor.

FAS 125 was effective for transactions occurring after December 31, 1996, except for transactions relating to secured borrowings and collateral for which the effective date is December 31, 1997. On January 1, 1997, the Company adopted FAS 125 except for as it relates to transactions involving secured borrowings and collateral. The effect of adoption of this Statement was not material. The Company also believes the adoption of FAS 125 for transactions relating to secured borrowings and collateral will not have a material impact on its consolidated financial statements.

Comprehensive income: The Financial Accounting Standards Board has issued Statement No. 130, Reporting Comprehensive Income, that the Company will be required to adopt for its year ended December 31, 1998. This pronouncement is not expected to have a significant impact on the Company's financial statements. The Statement establishes standards for the reporting and presentation of comprehensive income and its components. The Statement requires that items recognized as components of comprehensive income be reported in a financial statement. The Statement also requires that a company classify items of other comprehensive income by their nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Comprehensive income at the Company currently consists of unrealized gains and losses on securities available for sale.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


N1t    SECURITIES

Amortized cost and fair values of securities available for sale as of December 31, 1997, are summarized below:

                                                                     Gross            Gross
                                                 Amortized        Unrealized        Unrealized          Fair
                                                    Cost             Gains           (Losses)           Value
                                               -------------------------------------------------------------------
   U.S. Treasury securities and
obligations of U.S. Government
corporations and
    agencies                                   $   22,236,310   $         3,026   $      -57,305   $    22,182,031

   State and political subdivisions                 3,408,371             7,331           -4,117         3,411,585
                                               -------------------------------------------------------------------
                                               $   25,644,681   $        10,357   $      -61,422   $    25,593,616
                                               ===================================================================

The amortized cost and fair value of securities available for sale as of December 31, 1997, by contractual maturity are shown below.


                                                                                    Amortized           Fair
                                                                                      Cost             Value
                                                                                 ---------------------------------

    Due in one year or less                                                      $       100,000   $      100,000
    Due after one year through five years                                             20,636,310       20,579,688
    Due after five years through ten years                                             4,808,371        4,813,370

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    Due after ten years                                                                  100,000          100,558
                                                                                 --------------------------------
                                                                                 $    25,644,681   $   25,593,616
                                                                                 ================================

Gross realized gains and losses from the sale of securities available for sale for the year ended December 31, 1997, are as follows:

    Realized gains                                                                                  $        7,243
    Realized losses                                                                                         -3,556
                                                                                                    --------------
       Securities gains, net                                                                        $        3,687
                                                                                                    ==============


Securities with a carrying amount of $16,697,000 at December 31, 1997, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


N1t
LOANS

The composition of net loans as of December 31, 1997, is as follows:

    Loans:
      Commercial                                                                                    $    9,978,996
      Commercial real estate                                                                            11,998,991
      Agricultural real estate                                                                             144,001
      Residential real estate                                                                           23,437,988
      Consumer installment                                                                               5,337,283
                                                                                                    --------------
                                                                                                        50,897,259
      Less:
        Unearned discount                                                                                1,019,955
        Deferred loan fees                                                                                 152,316
                                                                                                    --------------
         Loans, net of unearned income                                                                  49,724,988
         Allowance for loan losses                                                                         678,235
                                                                                                    --------------
         Loans, net                                                                                 $   49,046,753
                                                                                                    ==============

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Bank grants commercial, consumer, and residential loans to customers throughout northeastern Illinois and southeastern Wisconsin. Collateral requirements are established based on credit risk of each loan as assessed by management. The loans are expected to be repaid from cash flow of the borrowers.

Changes in the allowance for loan losses for the year ended December 31, 1997, are as follows:


    Balance, beginning                                                                              $      462,392

      Provision charged to operating expense                                                               639,500
      Recoveries of amounts charged off                                                                     99,620
      Amounts charged off                                                                                 -523,277
                                                                                                    --------------

    Balance, ending                                                                                 $      678,235
                                                                                                    ==============

Impaired loan information as of and for the year ended December 31, 1997, is as follows:

 Impaired loans for which an allowance has been provided                                            $      805,413
 Impaired loans for which no allowance has been provided
                                                                                                  ----------------
           Total loans determined to be impaired                                                    $      805,413
                                                                                                  ================

 Allowance provided for impaired loans, included in the allowance for loan losses                   $       40,271
                                                                                                  ================

 Average recorded investment in impaired loans                                                      $    1,043,807

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Interest income recognized from impaired loans                                                             27,118

Cash basis interest income recognized from impaired loans                                                  20,118

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



N1t
PREMISES AND EQUIPMENT

Premises and equipment as of December 31, 1997, consist of:


 Land                                                                                               $      200,000
 Building and improvements                                                                               1,398,355
 Furniture and fixtures                                                                                    257,719
 Leasehold improvements                                                                                    275,659
                                                                                                    --------------
                                                                                                    $    2,131,733
                                                                                                    ==============

N1t
DEPOSITS

The composition of deposits at December 31, 1997, is as follows:

    Demand deposits, noninterest bearing                                                            $    8,486,655
    NOW and money market accounts                                                                       18,824,883
    Savings deposits                                                                                     7,659,235
    Time certificates, $100,000 or more                                                                 17,384,626
    Other time certificates                                                                             27,566,250
                                                                                                    --------------
                                                                                                    $   79,921,649
                                                                                                    ==============

At December 31, 1997, the scheduled maturities of time deposits are as follows:

   Year ending December 31:

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




    1998                                                                                            $   29,329,899
    1999                                                                                                 4,630,469
    2000                                                                                                 5,296,907
    2001                                                                                                   500,156
    2002                                                                                                   667,513
    Thereafter                                                                                           4,525,932
                                                                                                    --------------
                                                                                                    $   44,950,876
                                                                                                    ==============


N1t
NOTE PAYABLE

The Bancorp has a revolving credit agreement which is collateralized by all outstanding stock of the Bank and bears interest at the LIBOR rate plus 2% (average LIBOR rate was 5.9% at December 31, 1997). At December 31, 1997, borrowings under this agreement were $1,400,000 and total borrowings may not exceed $1,800,000.

The loan agreement with the lending institution requires the Bank to maintain a minimum level of loan loss allowance, Tier I capital and nonperforming loans. In addition, the Bancorp is restricted from declaring or paying a dividend except for tax dividends to stockholders.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


N1t

INCOME TAXES

On January 1, 1997, Bancorp and Bank, with the consent of its stockholders, elected to be taxed under sections of federal and state income tax, which provide that in lieu of corporation income taxes, the stockholders will separately account for their pro rata shares of the Company's income, deductions, losses and credits. As a result of the election, the deferred tax asset was charged to expense. During 1996, Financial made the same election. Therefore, these statements do not include any provision for corporation income taxes on earnings from January 1, 1997 to December 30, 1997.

On December 29, 1997, the Company's stockholders terminated this election effective December 30, 1997. As a result of the December 29, 1997 termination, on December 30, 1997, the Company recorded a net deferred tax asset of $328,413, by a credit to income tax expense, for temporary differences between the financial reporting and the income tax basis of deferred salaries, unearned loan fees, property and equipment and the allowance for loan loss.

 Deferred income taxes at December 31, 1997, consist of the following:


    Deferred tax assets:
      Allowance for loan losses                                                                    $      218,643
      Deferred loan fees                                                                                   59,006
      State net operating loss carryforward                                                                23,260
      Leasehold improvements                                                                               27,504
      Net unrealized loss on securities available for sale                                                 20,426
                                                                                                   --------------
                                                                                                          348,839
    Deferred tax liabilities, land, building
      and improvements                                                                                    150,967
                                                                                                   --------------



      Net deferred tax assets                                                                      $      197,872
                                                                                                   ==============



No valuation allowance was deemed necessary. The net deferred tax assets are included in the accompanying balance sheets as other assets.

Income tax expense for the year ended December 31, 1997, consist of the following:

 Write-off of deferred tax asset related to S Corporation election                                 $      215,885
 Reinstatement of deferred tax asset related to termination of S Corporation status                      -328,413
 Current tax expense based upon two days earnings                                                         139,887
                                                                                                   ---------------
                                                                                                   $       27,359
                                                                                                   ===============

Current income tax expense is higher than expected due to the $321,720 taxable gain on sale of cash value of life insurance (see Note 12).

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


N1t
EMPLOYEE BENEFIT PLAN

Prior to January 1, 1997, the Company had a noncontributory profit sharing plan which included a 401(k) provision allowing for employee tax-deferred contributions. Effective January 1, 1997, the plan was amended to include a company contribution feature. The Company contributes an amount equal to 100% of the employee's deferral up to $6,000 or 3% of the employee's compensation. The plan covers all full-time employees who have completed two years of service unless the individual was enrolled prior to January 1, 1997. Contributions of $27,104 were made for the year ended December 31, 1997.

N1t
COMMITMENTS AND CONTINGENCIES

Financial instruments with off-balance-sheet risk:

     The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. A summary of the Bank's commitments is as follows:

        Commitments to extend credit                            $   7,083,613
        Standby letters of credit                                     885,773
                                                                -------------
                                                                $   7,969,386
                                                                =============

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, securities, property and equipment, residential real estate and income-producing commercial properties.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 9.      COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary. At December 31, 1997, all of the standby letters of credit were collateralized.

Financial instruments with concentration of credit risk:

     Substantially all of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area. The Bank does not extend credit to any single borrower or group of related borrowers in excess of their legal lending limit. Management considers the portfolio to be well diversified.

N1t
RESTRICTIONS ON RETAINED EARNINGS AND REGULATORY MATTERS

Under current banking law, there are limitations on the amount of dividends that can be paid by the Bank to its holding company without obtaining prior approval from applicable regulatory agencies. However, the availability of dividends may be further limited because of the need to maintain capital ratios satisfactory to applicable regulatory agencies.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes the Bank meets all capital adequacy requirements to which it is subject as of December 31, 1997.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 1997, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10.     RESTRICTIONS ON RETAINED EARNINGS AND REGULATORY MATTERS
             (CONTINUED)

The Bank's actual capital ratios are also presented in the table.

                                                                                                    To be Well
                                                                                                   Capitalized
                                                                                                   Under Prompt
                                                                                 For Capital    Corrective Action
                                                                                  Adequacy          Provisions
                                                                 Actual           Purposes
                                                           --------------------------------------------------------

                                                                 Ratio            Ratio(a)           Ratio(a)
                                                                 -----            --------           --------
    As of December 31, 1997
      Total Capital (to Risk-Weighted Assets)                      12.5%              8.0%              10.0%
    Tier I Capital (to Risk-Weighted Assets)                       11.3%              4.0%               6.0%
    Tier I Capital (to Average Assets)                              7.4%              4.0%               5.0%

(a) The rates provided are minimums under the regulations.

N1t
RELATED PARTY TRANSACTIONS AND LEASE COMMITMENTS

Loans to officers, directors, former stockholders, their immediate families and related corporations were made in the ordinary course of business by the Bank. In the opinion of management, these loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present unfavorable features.
As of December 31, 1997, these loans aggregated $823,446.

The Bank reimburses a former affiliate for salaries and other operating expenses directly related to the Bank. At December 31, 1997, the Bank had a payable to its former affiliate of $41,413. Total expenses for the year ended December 31, 1997, were $46,693.










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
RICHMOND BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Bank has an operating lease agreement for the rental of the Libertyville branch from a former affiliate. This lease requires an annual rental of $30,478 plus a proportionate share of property taxes and maintenance. The lease expires June 2003. The total minimum rental commitment at December 31, 1997, under this lease is $380,531 which is due as follows:

    During each of the next five years                                 $ 30,478
                                         During the remaining term of the lease
    14,795

N1t
SALE OF CASH VALUE OF LIFE INSURANCE

Richmond Bank sold the cash value of life insurance policies to the former owners at December 31, 1997. The sales price approximated the carrying value of the policies of $1,321,720; however, the sale resulted in taxable income of $321,720.

































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